INC RESEARCH HOLDINGS, INC.
2014 Equity Incentive Plan
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between INC Research Holdings, Inc., a Delaware corporation (the “Company”), and Name of Employee (the “Participant”), effective as of INSERT EFFECTIVE DATE OF GRANT (the “Date of Grant”).
RECITALS
WHEREAS, the Company has adopted the INC Research Holdings, Inc. 2014 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units payable in shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock Units. The Company has granted to the Participant, effective as of the Date of Grant, XXXX Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan (the “RSUs”).

2.	Vesting of RSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs will vest as follows:

(a)
General. Except as otherwise provided in Sections 2(b) and 4, the RSUs will vest in equal annual installments of ____% of the Shares over a ____-year period on each anniversary of the Date of Grant, subject to the Participant’s continued Service through each applicable vesting date.

(b)	Involuntary Termination in connection with Change in Control.

(i)    The RSUs will become fully vested immediately upon the Participant’s termination of Service in the event that (A) the Participant’s Service is terminated by the Company for any reason other than Cause, death or Disability or (B) the Participant resigns for Good Reason, in each case, at the time of, or during the period commencing the date three (3) months prior to a Change in Control and ending twenty-four (24) months following such Change in Control, the consummation of a Change in Control occurring after the Date of Grant.

(ii)    As used in this Agreement, “Cause,” “Change in Control,” and “Good Reason” shall have the meanings ascribed to such terms in the INC Research Holdings, Inc. Executive Severance Plan (the “Severance Plan”).
(iii)    This Section 2(b) shall be interpreted consistently with the provisions of the Severance Plan to give effect to the benefits intended to be provided under the Severance Plan. Further, the vesting acceleration benefits provided under this Section 2(b) shall be subject to the conditions set forth in the Severance Plan.
(iv)    Any vesting acceleration provisions contemplated under this Section 2(b) shall be subject to the limitations provided in Section 5.5 of the Plan.

3.	Settlement of RSUs Upon Vesting.
Settlement in Stock. RSUs vested as described in Section 2 above will be settled by delivering to Participant a number of Shares equal to the number of vested RSUs on the date on which the RSUs vest; provided that RSUs that vest pursuant to Section 2(b) shall be settled as provided in the Severance Plan.

(a)
Book-Entry Registration of the Shares; Delivery of Shares. As soon as practical after the RSUs vest pursuant to Section 2, the Company will issue the Shares payable pursuant to this Agreement by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name; provided that RSUs that vest pursuant to Section 2(b) shall be settled within the period and subject to the conditions provided in the Severance Plan. In any case, the Company may provide a reasonable delay in the issuance or delivery of the Shares to address Tax-Related Items, withholding, and other administrative matters. Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(b)
Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the Shares subject to the RSUs, including voting and dividend rights, unless and until the Shares are delivered as described in Section 3(b) above.

(c)
Withholding Requirements. In connection with the delivery of Shares as described in Section 3(b) above, the Participant agrees to make adequate arrangements satisfactory to the Company to meet the minimum statutory amount necessary to satisfy any applicable federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld by one or a combination of the following: (1) cash payment by the Participant to the Company prior to the day of vesting of an amount that the Company will apply to the required withholding; (2) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf); (3) withholding from the Participant’s wages or other cash compensation paid to the

Participant by the Company; or (4) to the extent allowed by the Company in its discretion, withholding of Shares that would otherwise be delivered as described in Section 3(b) above. For the purposes of alternative (4) above, any Shares withheld shall be credited for purposes of the withholding requirements at the Fair Market Value of the Shares on the date that the tax withholding is determined. In the absence of an arrangement by the Participant that is acceptable to the Company for payment of withholding obligations, the Company at its discretion shall establish the method of withholding from alternatives (2) through (4) above and if no election is made by the Participant, the Company may elect a mandatory sale arranged by the Company pursuant to Section 3(d)(2) above as the default method of withholding. Notwithstanding the preceding provisions of this Section 3(d), if the Participant is an officer of the Company who is subject to Section 16 of the Exchange Act as designated by the Board, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (2) through (4) above.

4.
Forfeiture. Notwithstanding the Change in Control vesting as stated in Section 2(b) above, any unvested RSUs will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason. Without limiting the generality of the foregoing, the RSUs and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

5.
Adjustment to RSUs. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the RSUs may be adjusted in accordance with Section 4.5 of the Plan.

6.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

7.	Miscellaneous Provisions

(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)
Non-Transferability. The RSUs and the rights and privileges conferred thereby shall be non-transferrable except as provided by Section 15.3 of the Plan. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(c)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(d)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(e)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(f)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(g)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(j)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant and each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(k)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)
IRC Section 409A. Anything in this Agreement to the contrary notwithstanding, no RSUs that are settled as a result of the Participant’s termination of employment under Section 2(b) hereof that are non-qualified deferred compensation subject to Section 409A of the Code shall be settled unless the Participant experiences a “separation from service,” within the meaning of the Code (“Separation from Service”) or, in the case of a settlement event that is made upon a Change in Control, the Change in Control is a “change in control event” (within the meaning of the Treasury Regulations promulgated under Section 409A of the Code (“409A CIC Event”).  Any such RSUs that are non-qualified deferred compensation subject to Section 409A, shall be settled, as applicable, within 60 days of the Separation from Service or 409A CIC Event, provided that if the Change in Control is not a 409A CIC Event, the RSUs shall be settled on the 120th day following the Separation from Service. If the Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination), any RSUs that are non-qualified deferred compensation that are payable upon a Separation from Service shall instead be settled on the first business day that is after the earlier of (i) the date that is six months following the date of the Participant’s Separation from Service or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.

(m)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock RSUs Award Agreement as of the date first written above.

PARTICIPANT                    INC RESEARCH HOLDINGS, INC.

By:    /s/____________________________
Name: ______________________________
Title:    Chief Executive Officer

[Electronic Signature]
______________________________
Participant Signature
Name: [Participant Name]
Acceptance Date: [Acceptance Date]

[Signature Page – Restricted Stock Unit Award Agreement]